Exhibit 10.2

          CONSULTING AGREEMENT dated as of January 20, l999 (the "Agreement") between TELEBYTE TECHNOLOGY, INC., a Nevada corporation (the "Company"), with an office and principal place of business located at 270 Pulaski Road, Greenlawn, New York 11740, and JOEL A. KRAMER (the "Consultant"), an individual residing at 4 Sycamore Drive, Woodbury, New York 11797.


                  WHEREAS, the Company desires to retain the Consultant to perform consulting services and the Consultant is willing to perform such services, upon the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

         l.       Retention; Duties.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to provide consulting services to the Company in the orderly transition of management functions from Consultant to such personnel of the Company as the Company may request from time to time during the Term (as hereinafter defined) of this Agreement. Without limiting the generality of the foregoing, at the Company's request pursuant to the terms hereof, (i) the Consultant shall provide consulting services hereunder to the Company in the areas of management, administration, engineering, sales and marketing, as may be required by the Company and which shall be consistent with the Consultant's position, experience and abilities; and (ii) the Consultant shall educate management of the Company in all areas of responsibility of, and with regard to all tasks performed by, the Consultant in all capacities for the Company prior to the date hereof.

                  (b) In the fulfillment of his duties hereunder, the Consultant shall devote to the Company all of his working time until a date which is three
(3) months from the date hereof (the "Full-Time Date") (unless this Agreement is sooner terminated in accordance with the provisions hereof). Such full-time services (i) shall be performed from the Consultant's residence and Consultant shall, at Consultant's expense, communicate with the Company via telephone, facsimile, email, or other means of electronic communication (collectively, "Electronic Means") as determined by the Company; or (ii) shall at the Company's request be performed at the Company's facilities in Greenlawn, New York. Following the Full-Time Date, until the end of the Term (unless this Agreement is sooner terminated in accordance with the provisions hereof), Consultant's services shall be performed as needed by the Company, and Consultant may provide such services, at Consultant's expense, by Electronic Means, as determined by the Company; provided, however, that the Company may in its sole discretion, which shall be final, conclusive and binding, determine that the Consultant's services in one or more particular instances must be rendered in person by the Consultant at the Company's Greenlawn location (whether in connection with a meeting of the Board of Directors or otherwise).


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                  (c) Without  limiting the  generality  of any other  provision hereof, (i) following the Full-Time Date and during the balance of the first Contract Year, as hereinafter defined, the Consultant shall provide a minimum of eighty (80) hours of service to the Company; and (ii) during each of the second Contract Year and third Contract Year, the Consultant shall provide a minimum of two hundred forty (240) hours of service to the Company (with regard to each of the balance of the first Contract Year following the Full-Time Date, the second Contract Year and third Contract Year, the "Base Hours"). Any services performed hereunder by the Consultant in excess of the Base Hours, with respect to any period, shall be at the mutual agreement of the Company and the Consultant. The Consultant shall keep accurate time records of all services performed hereunder and furnish same to the Company on a monthly basis or more frequently as the Company may request from time to time.

                  (d) It is specifically agreed by the Company and the Consultant that, in the performance of the consulting services during the Term, the Consultant shall (i) receive from the Company reasonable advance notice of the times when the Consultant's services will be needed, with due regard for his other personal commitments which may conflict with the Company's request for services (provided same do not prevent the Consultant from performing his duties hereunder); (ii) report to and be responsible only to the President or Board of Directors of the Company or such other officers of the Company as are designated to the Consultant by the President or Board of Directors; and (iii) receive such support from the officers of the Company as may be reasonably necessary to enable the Consultant to carry out his services pursuant to this Agreement. In addition, it is specifically agreed that, subject to Subsections 3(e) through 3(i), inclusive, hereof, the Consultant shall be entitled to be paid the amounts and receive the benefits provided for pursuant to this Agreement notwithstanding the fact that the Company may not choose to utilize his services; provided, however, that the foregoing shall in no way limit the Company's ability to terminate this Agreement as provided herein nor impose any liability on the Company not expressly provided for herein.

                  (e) The Consultant agrees to perform all services hereunder in a timely and efficient manner.

         2.       Term and Termination.

                  (a) The term of this Agreement (the "Term") shall commence as of the date hereof and continue for a period of three (3) years (unless sooner terminated in accordance with the provisions hereof). Each successive twelve
(12) month period following the date hereof shall be referred to hereinafter as a "Contract Year".

                  (b) The Company may terminate this Agreement prior to the expiration of the Term upon sixty (60) days' prior written notice to the Consultant, delivered via Federal Express or other nationally recognized overnight courier. Such termination will be effective at the conclusion of said sixty (60) day period.


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                  (c) The  Company may  terminate  this  Agreement  prior to the expiration of the Term after having established the Consultant's "Disability" (as defined below), by giving the Consultant written notice of its intention to terminate this Agreement due to such Disability delivered via Federal Express or other nationally recognized overnight courier. The date of Disability shall be the day on which the Company gives such notice. For purposes of this Agreement, "Disability" means the Consultant's inability to perform substantially his duties and responsibilities to the Company by reason of a physical or mental incapacity or infirmity (i) for a continuous period of one hundred and twenty
(120) days; or (ii) for a cumulative period of one hundred and twenty (120) days in any twelve month period; or (iii) at such earlier time as the Consultant submits medical evidence satisfactory to the Company that the Consultant has a physical or mental incapacity or infirmity that will likely prevent the Consultant from substantially performing his duties and responsibilities for one hundred and twenty (120) days or longer. In the event of any disagreement between the Consultant and the Company as to whether the Consultant is physically or mentally incapacitated so as to constitute a Disability hereunder, the question of such incapacity shall be submitted to an impartial and reputable physician selected by mutual agreement of the Company and the Consultant, or, failing such agreement, selected by two physicians (one of whom shall have been selected by the Company, and the other by the Consultant), and the determination of the question of such incapacity by such physician(s) shall be final and binding upon the Company and the Consultant. The Company shall pay the fees and expenses of such physician, and the Consultant shall submit to any medical
examinations   reasonably   necessary  to  enable  such   physician  to  make  a
determination as to whether the Consultant's incapacity constitutes a Disability hereunder.

                  (d) The Company shall have the right to terminate this Agreement for "Cause". For purposes of this Agreement, "Cause" shall include, but not be limited to: (i) the willful and continued failure by the Consultant to perform substantially his duties to the Company (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to the Consultant by the Company, which demand identifies the manner in which the Company believes that the Consultant has not substantially performed his duties; (ii) the grossly negligent performance by the Consultant of his duties to the Company, if such grossly negligent performance is determined by the Company to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Company; (iii) breach by the Consultant of Section 5 hereof; (iv) the Consultant's commission of any act in the performance of his duties constituting common law fraud or a felony; (v)any misrepresentation or breach of any representation made by the Consultant hereunder and/or under that certain Stock Purchase Agreement dated January 20, 1999 by and between the Company and the Consultant (the "Stock Purchase
Agreement") and/or any and all instruments, documents and agreements executed and delivered by or on behalf of the Consultant pursuant thereto (collectively, the "Related Documents") which results in a material adverse effect on the
Company, its business, operations and/or financial condition; (vi) the Consultant's engaging in misconduct which is materially injurious to the Company, its business, operations and/or financial condition; or (vii) breach of any covenant or agreement by the Consultant under the Stock Purchase Agreement and/or Related Documents which results in a material adverse effect on the Company, its business,

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operations and/or financial  condition.  Following any notice and opportunity to cure contemplated by this Section 2(d) above, the Company may terminate this Agreement for Cause by giving one (1) day's prior written notice to the Consultant in accordance with Section 7 hereof.

                  (e) This Agreement shall terminate automatically as of the date of the Consultant's death.

                  (f) The Consultant may terminate this Agreement prior to the expiration of the Term upon sixty (60) days' prior written notice to the Company, delivered via Federal Express or other nationally recognized overnight courier. Such termination will be effective at the conclusion of said sixty (60) day period.

         3.       Compensation.

                  Subject to the provisions of Subsections 3(e) through 3(i), inclusive, hereof:

                  (a) (i) In consideration of the services to be rendered by the Consultant during the first Contract Year, the Company shall pay to the Consultant a fee at the annual rate of Eighty- Five Thousand ($85,000) Dollars, to be payable as follows: Forty Seven Five Hundred Thousand ($47,500) Dollars on the date hereof and Thirty Seven Thousand Five Hundred ($37,500) Dollars on a date six (6) months from the date hereof; (ii) in consideration of the services to be rendered by the Consultant during each of the second and third Contract Years, the Company shall pay to the Consultant a fee at the annual rate of Forty Thousand ($40,000) Dollars, payable on the first and second anniversary hereof; and (iii) during each of the first, second and third Contract Years, the Consultant shall be paid at the rate of One Hundred Twenty-Five ($125.00) Dollars per hour for each hour of service performed at the Company's written request over the Base Hours for each such year, payable monthly.

                  (b) The Company shall, for a period of eighteen (18) months following the date hereof, pay, or at the Company's option, reimburse the Consultant for the Consultant's portion of COBRA payments (the "COBRA Payments").

                  (c) The Company shall during the Term, at its own cost and expense, continue to pay the premiums on the present term life insurance policy on the life of the Consultant with a death benefit in the amount of $316,589, payable to such beneficiary or beneficiaries as the Consultant may designate. In the event the present term life insurance is terminated, and such termination is due to a default by the Company under such policy or is otherwise the fault of the Company, the Company shall obtain an equivalent life insurance policy and maintain such life insurance policy for the period required herein. In the event the present term life insurance is terminated, and such termination is not the result of any action or inaction by the Company, the Company shall purchase such term life insurance as shall be available at a cost equivalent to the premium being paid for the present term life insurance, and maintain the same for the period required herein.

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                  (d) Except during the period commencing on the date hereof and ending on the Full-Time Date, during which the Company shall only be obligated to, at the Company's option, pay directly or reimburse Consultant for all reasonable and necessary expenses and disbursement incurred by the Consultant that are approved in writing in advance by the Chief Financial Officer of the Company, including, without limitation, such expenses and disbursements for food, lodging and transportation on such occasions as he is required to perform any of his duties under this Agreement away from the Company's facilities in Greenlawn, New York and from his primary place of residence, during the Term hereof (unless this Agreement is sooner terminated) the Company shall, at the Company's option, pay directly or reimburse the Consultant for all reasonable and necessary expenses and disbursements incurred by the Consultant that are approved in writing in advance by the Chief Financial Officer of the Company, including, without limitation, such expenses and disbursements for food, lodging and transportation, on such occasions as he is required to perform any of his duties under this Agreement away from his primary place of residence. For such purposes, the Consultant shall submit to the Company, within thirty (30) days
after  such  expenses  are   incurred,   reports  of  such  expenses  and  other
disbursements.

                  (e) If this Agreement is terminated by the Company pursuant to
Section 2(b) hereof, then the Company shall continue (i) to pay to the Consultant in the manner provided herein, all fees provided in Section 3(a) for the remainder of the three (3) year period of the Term, (ii) to provide the benefits set forth in Section 3(b) hereof as contemplated by such Section, and
(iii) to provide the life insurance set forth in Section 3(c) for the remainder of the three (3) year period of the Term, subject to the death of the Consultant.

                  (f) If this Agreement is terminated by the Company pursuant to
Section 2(c) hereof, then all fees provided in Section 3(a) shall cease but the Company shall continue (i) to provide the benefits set forth in Section 3(b) hereof as contemplated by such Section and (ii) to provide the life insurance set forth in Section 3(c) for the remainder of the three (3) year period of the Term, subject to the death of the Consultant.

                  (g) If this Agreement is terminated by the Company pursuant to
Section 2(d) hereof, then, effective as of the date on which this Agreement shall terminate, all payments under Section 3(a) and all benefits under Sections 3(b) and (c) shall terminate.

                  (h) If this Agreement shall terminate pursuant to Section 2(e) hereof, then, effective as of the last day of the month in which the date of termination shall occur, all fees provided in Section 3(a) shall cease but all benefits under Section 3(b) shall be provided as contemplated by such Section to the Consultant's spouse. In addition, if this Agreement shall terminate pursuant to Section 2(b) or (c) and the Consultant shall thereafter die, then all benefits pursuant to Section 3(b) shall continue to be provided as contemplated by such Section to the Consultant's spouse.

                  (i)   Notwithstanding   anything  contained  herein,  if  this
Agreement is terminated by the Consultant pursuant to Section 2(f) hereof, then, as of the date of termination contemplated

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by such  Section,  all fees  provided  for in Section  3(a) shall  cease and all benefits provided for in Section 3(b) and 3(c) shall cease.

         4.       Independent Contractor.

                  The relationship created hereunder is that of the Consultant acting as an independent contractor. It is expressly acknowledged and agreed that the Consultant shall have no authority to bind the Company (which term as used herein and hereinafter shall be deemed to include the Company and its subsidiaries) to any agreement or obligation with any third party. Consultant shall be responsible for any and all withholding or other taxes payable to any governmental authority relating to said services, and Consultant hereby agrees to indemnify and hold the Company harmless from any obligations with respect to same; accordingly, amounts payable pursuant to Section 3 (a) hereof shall be paid without deduction for withholding or other taxes.

         5.       Non-Disclosure of Confidential Information; Restrictive
                  Covenants.

                  (a) (i) The Consultant acknowledges and agrees that it is the policy of the Company to maintain as secret and confidential all valuable information, not otherwise available to the general public, heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers which may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of his past and contemplated duties, the Consultant has acquired and may continue to acquire Confidential Information. The Consultant recognizes that all such Confidential Information is the property of the Company and is of great value to the Company. Excluded from the term Confidential Information is information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant or breach of an agreement of confidence. In consideration of the Company's entering into this Agreement, the Consultant agrees that:

          (A) he shall never, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during his previous employment or during his contemplated engagement by the Company pursuant hereto, without the prior written consent of the Company's Board of Directors; and

          (B) during the term of his engagement by the Company pursuant hereto, he shall exercise all due and diligent precautions to protect the integrity of any of the Company's documents embodying Confidential Information and, upon termination of his engagement, he shall return all such documents (and copies thereof) in his possession or control.

               (ii) In the event that the Consultant is requested or required (by oral questions, interrogatories, requests for information or document, subpoena or similar processes) by a court of competent jurisdiction or by a government agency to disclose any of the Confidential Information, it is agreed that the Consultant will (i) promptly notify the Company in writing of the existence, terms and circumstances surrounding any such request and cooperate with the Company

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so that the Company  may,  in  addition  to any other  rights or remedies it may have, seek an appropriate protective order; and (ii) consult with the Company on the advisability of taking steps to resist or narrow the request. If, in the absence of a protective order or the receipt of a waiver hereunder, the Consultant is nonetheless, in the opinion of counsel, reasonably acceptable to the Company, legally required to disclose the Confidential Information, the Consultant shall furnish only that portion of the Confidential Information as the Consultant is advised by such legal counsel is legally required to be disclosed in order to prevent the Consultant from being held liable for contempt or other censure or penalty.

(b) The services of the Consultant are unique and extraordinary and essential to the business of the Company, especially since the Consultant has had and may in the future have access to the Company's customer lists, trade secrets and other privileged and Confidential Information essential to the Company's business. Therefore, the Consultant agrees that, unless the Company is in breach of its obligations under Section 3 of this Agreement which breach is not remedied by the Company within thirty (30) days of the Company's receipt of written notice thereof from the Consultant, for a period of four (4) years from the date of this Agreement (and regardless of any termination or expiration of this Agreement), the Consultant will not at any time, without the prior written approval of the Company, directly or indirectly, anywhere throughout the world, whether individually or as a principal, officer, employee, partner, director, shareholder, member, manager, agent of or consultant for any entity, except as expressly provided below, (i) engage or participate in a business which is similar to or competitive with, directly or indirectly, that of the Company, and shall not make any investments in any such similar or competitive entity (except that the foregoing shall not prohibit the Consultant from acquiring up to two (2%) percent of the outstanding capital stock of any such entity if the securities of such entity are listed on a national securities exchange or quoted on the Nasdaq system); (ii) except for Robert Kramer, cause or seek to persuade any director, officer, employee, customer, account, agent or supplier of the Company to discontinue the status, employment or relationship of such person or entity with the Company, or (including, without limitation, Robert Kramer) to become employed in any activity similar to or competitive with the activities of the Company; (iii) cause or seek to persuade any prospective customer or account of the Company (which during the Term was actively being solicited by the Company) to determine not to enter into a business relationship with Company;
(iv) except for Robert Kramer, hire or retain any director, officer or employee of the Company; or (v) solicit or cause or authorize to be solicited, for or on behalf of himself or any third party, any business which is competitive, directly or indirectly, with the Company from (a) others who are, or were within one (l) year prior to the date of the expiration of the Term, customers or accounts of the Company, or (b) any prospective customer or account of the Company which at the date of such expiration was then actively being solicited by the Company.

     (c) Notwithstanding the foregoing, the Consultant shall not be deemed to be in breach of any of the foregoing provisions of Section 5(b) hereof:

          (i) by engaging in the design, manufacturing, promotion and/or sale (even to customers of the Company) of data communications products which exclusively employ wireless communications as the transmission medium for transmitting information bearing

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signals between two or more communications products; and/or

          (ii) by engaging in the design, manufacturing, promotion and/or sale (even to customers of the Company) of data communications products which employ plastic fiber optic cables (where both core and cladding is plastic) as the transmission medium for transmitting information bearing signals between two or more communications products; provided (A) such products do not provide "acceptable" performance when used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, (B) such products are manufactured from designs which conform to the restrictions on designs, stated above, with regards to performance on glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, (C) such products are not promoted as devices to be used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, and (D) such products are not sold to any customer on the basis that the Consultant has communicated to the customer, in any oral, verbal, written or other manner, that the products can be used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products.

          (iii) For purposes of Section 5(c)(ii) hereof the term "acceptable" shall mean that the device is capable of the delivery of data over a length of 500 meters or more of multimode 62.5/125 glass fiber optic cables transmission medium at a Bit Error Rate of 1 bit in 1,000,000 or less (Bit Error Rate being measured by the transmission of pseudorandom data known as the "511" test without the benefit of forward error correcting coding).

          (iv) It is understood that if the Consultant is in compliance with the above, then the Consultant will not be held responsible by the Company for the use by any customer of such products with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products; provided that the Consultant does not give post-sale support to enable the customer to use such products with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products.

          (v) For purposes of Section 5(c)(iv) hereof, the term "post-sale support" shall mean any oral, verbal, written communications or assistance in any manner rendered by the Consultant to the customer.

                  (d) The Consultant agrees to promptly disclose in writing to the Board of Directors of the Company all ideas, processes, methods, devices, business concepts, inventions, improvements, discoveries, know-how and other creative achievements (hereinafter referred to collectively as "discoveries"), whether or not the same or any part thereof is capable of being patented, trademarked, copyrighted, or otherwise protected, which the Consultant during the Term conceives, makes, develops, acquires or reduces to practice, whether acting alone or with others and which are used by the Company, or arise out of or in connection with the services rendered by the Consultant pursuant to the terms hereof. The Consultant hereby transfers and assigns to the

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Company  all right,  title,  and  interest in and to such  discoveries  (whether conceived, made, developed, acquired or reduced to practice on or prior to the date hereof or hereafter), including any and all domestic and foreign copyrights and patent and trademark rights therein and any renewals thereof. On request of the Company, the Consultant will, without any additional compensation, from time to time during, and after the expiration or termination of, the Term, execute such further instruments (including, without limitation, applications for copyrights, letters patent, trademarks and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such discoveries. All expenses of filing or prosecuting any patent, trademark or copyright application shall be borne by the Company, but the Consultant shall cooperate in filing and/or prosecuting any such application.

                  (e) The provisions of this Section 5 shall survive the expiration or termination of this Agreement.

         6.       Specific Performance; Injunctive Relief.

                  If the Consultant commits a breach of any of the provisions of
Section 5, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed to by the Consultant that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity, including temporary and/or permanent injunctive or mandatory relief.

         7.       Notices.

                  Except as specifically otherwise provided herein, any notice, request, instruction or other document to be given under this Agreement shall be in writing and delivered personally, or sent by facsimile transmission, overnight courier or registered or certified mail, postage prepaid, addressed to the Company at the address set forth above, Attention: President (with a copy to Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, Attention: Steven J. Kuperschmid, Esq., Telecopier Number (516) 296-7111), and to the Consultant at the address set forth above (with a copy to Rivkin Radler & Kremer, EAB Plaza, Uniondale, New York 11556, Attention: Barry
R. Shapiro, Esq., Telecopier Number (516) 357-3333) or to such other address as either party may hereafter designate in writing to the other party in accordance with the provisions hereof. Notices shall be deemed to have been given on the date of mailing, transmission or delivery to an overnight courier, except notices of change of address, which shall be deemed to have been given when received.

         8.       Assignment; Benefit.

                  The rights and obligations set forth in this Agreement shall not be assigned or delegated without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Consultant and their respective successors and permitted assigns.

         9.       Right of Offset.

                  Notwithstanding any and all other rights that the Company may have against any other person, firm or corporation, the Company shall have the right to setoff the unpaid amount of any claim it may have against the Consultant against any amounts owed by it (but not against payments for benefits under Section 3(b) or 3(c)) under this Agreement, the Stock Purchase Agreement and/or the Related Documents. Further, pending final determination of any claims, demands or disputes, the Company shall have the right to withhold from any amounts due pursuant to this Agreement, the Stock Purchase Agreement and/or Related Documents, the amount of such claims, demands and/or disputes.

         10.      Amendment and Entire Agreement.

                  This Agreement contains the entire understanding between the Company and the Consultant with respect to the subject matter hereof and can be modified only by an instrument in writing, signed by the party against whom the enforcement of any modification is sought.

         11.      Severability.

                  In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect.

         12.      Governing Law.

                  This Agreement shall be construed and governed in accordance with the laws of the State of New York, excluding the choice of law principles thereof.

         13.      Jurisdiction and Venue.

                  (a)  In  the  event  that  the  courts  of  any  one  or  more jurisdiction, county, province or governmental entity etc. (collectively "Jurisdictions") shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction as to breaches of such covenants as they relate to each Jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (b) The Consultant hereby irrevocably consents and submits to the jurisdiction of all federal and state courts within the State of New York in connection with any matter relating to this Agreement. Except as otherwise provided in Section 13(a), the Company and the Consultant hereby agree that any claim or suit between them involving this Agreement shall be brought in and decided by the State or federal courts located in either Nassau or Suffolk County, New York, and the Consultant hereby irrevocably waives, to the fullest extent possible, the defense of forum non conveniens in the maintenance of any such claim or suit brought in any such jurisdiction.

         l4.      Execution in Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                            TELEBYTE TECHNOLOGY, INC.


                                            By: /s/ Kenneth S. Schneider
                                            -------------------------------
                                            Name: Kenneth S. Schneider
                                                    (Please print)

                                            Title: Senior Vice President

                                            /s/ Joel A. Kramer
                                            -------------------------------
                                            Joel A. Kramer, Individually